UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 26, 2022

KAISER ALUMINUM CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-09447	94-3030279
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1550 West McEwen Drive, Suite 500 Franklin, Tennessee		37067
(Address of Principal Executive Offices)		(Zip Code)

(629) 252-7040

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KALU	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standard provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in the proxy statement filed by Kaiser Aluminum Corporation (the “Company”) in connection with its 2022 annual meeting of stockholders on June 2, 2022 (the “2022 Annual Meeting”), after more than 15 years of leadership and dedicated service on the Company’s board of directors (the “Board”), including as a past or present member of the Company’s audit, compensation, executive and nominating and corporate governance committees, Thomas M. Van Leeuwen is not standing for re-election as a Class I Director of the Company upon the expiration of his current term, which expires at the 2022 Annual Meeting.

To rebalance our Board classes upon the expiration of Mr. Van Leeuwen’s term, the Board (1) determined that one of the Company’s directors should be reclassified from Class II (with a term expiring at the Company’s 2023 annual meeting of stockholders) to Class I (standing for election at the 2022 Annual Meeting) and (2) accordingly, nominated Keith A. Harvey, the Company’s President and Chief Executive Officer and a Class II Director, to stand for election as a Class I Director at the 2022 Annual Meeting.  In connection with his nomination, on April 26, 2022, Mr. Harvey notified the Board of his intention to resign as a Class II Director, contingent upon his election as a Class I Director at the 2022 Annual Meeting.  Mr. Harvey’s decision to resign as a Class II Director is solely to facilitate his election as a Class I Director at the 2022 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER ALUMINUM CORPORATION (Registrant)

By:	/s/ Cherrie I. Tsai
Cherrie I. Tsai
Vice President, Deputy General Counsel and Corporate Secretary

Date: April 29, 2022